Exhibit 99.2

FOR IMMEDIATE RELEASE Company Contact:
Edward Nichols
Manakoa Services Corporation Phone 303.327.5200 x664

Investors:
Jordan Silverstein/John Nesbett
The Investor Relations Group Phone: 212.825.3210

Manakoa to Showcase Compliance Products at HCCA Conference

April 13, 2005, Kennewick, WA.: Manakoa Services Corporation MKOS, a pioneer in enterprise risk management and regulatory compliance software, will demonstrate The Manakoa KnowledgeBase(TM) and the Manakoa Compliance Services(TM) (MCS) compliance products at the Health Care Compliance Association (HCCA) Compliance Institute and Conference April 17-20 in New Orleans, LA, Booth 508. The 3,500 HCCA members will be able to view a demonstration of Manakoa solutions for the Healthcare Insurance Portability and Accountability Act (HIPAA) and other federal regulations including Gramm-Leach-Bliley Act (GLBA), Federal Information Security Management Act (FISMA) and Sarbanes Oxley.

"HCCA members have a common need to understand how HIPAA directly impacts their institutions and to apply methods of resolving complex regulatory requirements," stated Edward Nichols, Manakoa Senior Vice President of Business Development. "Our suite of compliance products will provide both the informational platform and mitigation tools to begin the task of achieving and maintain compliance."

The Manakoa KnowledgeBase(TM) is being offered to HCCA members as part of the company's early adopter program. The Manakoa KnowledgeBase(TM) is a powerful and easy-to-navigate research engine for regulatory compliance information, with full legislative reviews, examiner guidelines, roadmaps, policy templates, security-related compliance news feeds, and international standard best practices, along with extensive cross-references. The knowledgebase provides subscribers a common site that unites various facets of Manakoa's ComplianceSuite(TM) and general risk management systems.

About Health Care Compliance Association (HCCA)

The Health Care Compliance Association is the only national, non-profit organization solely dedicated to improving the quality of health care compliance. Its mission is to champion ethical practice and compliance standards and to provide the necessary resources for ethics and compliance professionals and others who share these principles.

Visit HCCA's Web site at www.hcca-info.org. Tel: 888/580-8373

Trademarks are the property of the respective companies HCCA and Manakoa Services Corporation

About Manakoa Services Corporation.

Manakoa (www.Manakoa.com) is an independent software vendor and professional services company addressing the multi-billion dollar IT security, IT compliance, and regulatory compliance marketplace for enterprise customers. Manakoa's security and compliance solutions suite offers advanced automation software designed to control business and IT policies, implement and enforce mandated compliance initiatives, and provide dynamic views for monitoring and administration based on the role and permissions of user and department. This groundbreaking software platform transforms high-cost security and compliance consulting engagements into automated, consistent, and cost-effective technology. Manakoa's software platform can greatly reduce consulting hours and time-to-compliance through sustainable, repeatable technology. Manakoa's flagship products are being previewed by Fortune 500 companies due to the unique templates for analyzing compliance with United States regulations such as the Gramm Leach Bliley Act, Sarbanes Oxley, FISMA, the USA Patriot Act, and HIPPA. Manakoa's full product suite, which will include Manakoa Compliance WorkCenter(TM)and Manakoa Compliance Command and Control Center(TM), provides a scalable, cost-effective, total compliance solution, which can be easily be utilized in concert with a company's existing IT. Standalone components of these suites include the Manakoa KnowledgeBase(TM), Manakoa Compliance Services, and Compliance Auditing Management Packs (CAMP(TM)). Finally, the Company recently announced a joint licensing and development agreement with Battelle Corporation and the Pacific Northwest National Laboratory (PNNL) to commercialize the first Cyber Attack Simulation Trainer. The Company is the only corporation to have three individuals named as Microsoft Most Valuable Professional in the field of Security.

Under the Private Securities Litigation Reform Act-with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including, but not limited to, product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors which are outside the control of the Company. Actual results and developments may differ materially from those contemplated by these statements depending on such factors as changes in general economic conditions and financial or equity markets, technological changes, and other business risk factors. The Company does not assume, and expressly disclaims, any obligation to update these forward-looking statements.